Project Lexington Update to the Special Committee of the Board of Directors December 10, 2009 Exhibit (c)(3)

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Important Notice
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CIRCULAR 230 DISCLOSURE
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© 2009 Macquarie Capital (USA) Inc.

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Agenda
The purpose of today’s meeting is to discuss the following with the Special Committee of the Board of Directors:
Provide an update on discussions to date
Propose an indicative timetable and next steps
Review list of potential partners
– Strategic equity
– Bridge financing

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Proposed Process and Indicative
Timeline
Due Diligence
Initial Bidding
Initial Marketing
Pre-Launch
Open virtual data room
Arrange follow up management meetings
and functional due diligence meetings
Receive and evaluate initial indications of
interest
Determine next round participants
Macquarie reaches out to each Tier 1
partner to present customized pitch
Sign NDAs and distribute marketing
materials
Conduct management meetings and
follow-up Q&A
Macquarie finalizes preparation
— Teaser / positioning
— Public company marketing materials
Finalize Tier 1 partner list for both
strategic equity and bridge financing
options
This process may result in interest in an acquisition of the company, strategic partnership / JV or management-led take private
1-2 wks
1-2 wks
1 wk
Note: Pre-launch activities
will be completed by the
end of December
Note: Timing will depend on
number of parties invited into
this round
1 wk
2 wks
1 wk
1 wk
7 8 9 3 2 1 0
Week
Task
5 4
Stage
6 10
4-6 wks
Note: Depending on
feedback from Tier 1
partners, Macquarie may
approach Tier 2 partners
with the Special
Committee’s consent

MACQUARIE

LEE EQUITY

PROVIDENCEEQUITY

LAMBERT MEDIA GROUP

Quadrangle

QUALIA CAPITAL

ZM capital

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Potential Capital Partners
Strategic Equity
$6.0 billion
(1)
Amir Malin
Tier 1 Strategic Equity
NA Strauss Zelnick
$2.2 billion Josh Steiner
NA Lee Masters (Jarl Mohn) Lee Masters
NA Michael Lambert
NA Stanley Golden Golden Touch Media
Tier 2 Strategic Equity
$1.2 billion Bob Wright
NA Bob Pittman Pilot Group
NA Michael Eisner
NA Terry Semel Windsor Media
$12.2 billion Dick Parsons
NA
Fund Size
Dennis Miller Spark Capital
Key Operating Principal Firm
DRAFT
1. Qualia invests capital on behalf of Canyon Capital Advisors

MACQUARIE

DeAGOSTINI		
endemol		
Reliance Big Entertainment		
FREMANTLEMEDIA

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Potential Strategic Partners
De Agostini Editore – publishes in 13 languages and in 30 countries. Its activities are focused on the organization and dissemination of knowledge
Zodiak Entertainment – produces over 5,200 hours of programming each year for television and other media;
has more than 200 shows aired in multiple countries; and 3 broadcaster clients
Antena 3 de Televisión – Spanish national radio and television broadcasting station
Mikado Film – Italian company that distributes high-quality cinematographic and innovative artistic material
Boroli Family, Drago
Family (100%)
FremantleMedia is one of the largest international creators and producers of entertainment brands in the world, with leading prime time drama, serial drama, entertainment and factual entertainment programming in over 40 territories, including the UK, the US, Germany, Australia, France, Italy, Spain, Portugal, Scandinavia, Latin
America and Asia
Entertainment – Idols, Got Talent, Thank God You’re Here, Soccer Prince and The Prettiest Girl
Game Shows – Distraction, PokerFace, The Price is Right, Card Sharks, Sale of The Century and Family Feud
Drama – Bianca, The Bill, Forbidden Love, IT Crowd, and Neighbors
Lifestyle Factual – Farmer Wants a Wife, How Clean is your House?, The Unteachables and Grand Designs
Subsidiary of RTL
Group (90% owned
by Bertelsmann AG)
Company
Key content initiatives include production and strategic collaboration in areas such as gaming, movies, animation, music, broadcast, DTH and user-generated content, amongst others
Internet & New Media – BIGFlix.com, BIGADDA.com, Zapak, and Jump Games
Filmed Entertainment – BIG Pictures, BIG Cinemas, Adlabs, BIG Animation, BIG Music & Video, BIG ND
Studio, BIG Synergy, BIGOYE.com, join venture with DreamWorks SKG to produce film content
Broadcasting – BIG 92.7 FM, BIG Broadcasting
Ambani Family
(100%)
Endemol is an ideas generator and entertainment creator across all media platforms
Non Scripted TV – Shows include: Big Brother, Wipeout, Ton of Cash, Operation Triumph, Extreme Makeover,
Star Academy, Fear Factor, Deal or No Deal, 1 vs 100 and Set for Life
Scripted TV – Endemol's scripted programs generate annual revenue of over €200 million. Output is expanding and the company continues to add to its library of over 200 titles.  Shows include: Country Roads, Arrayan Hotel,
Heritage, Don Juan and His Fair Lady, Julia’s Tango, Dead Set and The Successful Mr. and Mrs. Pells
Goldman Sachs
Capital Partners,
Mediaset Group and
Cyrte Group
Overview & Properties Owners
DRAFT